Exhibit 10.28.2

AMENDMENT NO. 1 TO EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

This Amendment No. 1 to the Exclusive License and Supply Agreement (this “Amendment”) is entered into and effective as of February 1, 2014 (the “Amendment Date”), by and between ULURU Inc., a Nevada corporation having an address at 4452 Beltway Drive, Addison, TX 75001, USA (“ULURU”) and ALTRAZEAL AG, a corporation organized and existing under the Laws of Switzerland and having an address at Bosch 71, CH 6331 Hunenberg (“ALTRAZEAL AG”) (each of ULURU and ALTRAZEAL AG, a “Party” or together, the “Parties”).

WHEREAS, ULURU and ALTRAZEAL AG are parties to that certain License and Supply Agreement, dated as of September 30, 2013 (the “Original Agreement”);

WHEREAS, ULURU and the investment vehicle of Melmed Holding AG, Regenertec GmbH, respectively, IPMD GmbH (“IPMD”) entered into an investment agreement executed on September 20, 2012, whereby IPMD was granted the Exclusive Licensing and Supply rights for certain territories;

WHEREAS, the Original Agreement provides ALTRAZEAL AG with certain rights and licenses to patents and other intellectual property that cover ULURU’s product, Altrazeal®, including exclusive registration, marketing, promotion, sale and distribution rights in specified countries;

WHEREAS, pursuant to the Original Agreement, ULURU retains the right, and has an obligation, to manufacture and supply the Products to ALTRAZEAL AG; and

WHEREAS, ULURU and ALTRAZEAL AG now wish to amend the Original Agreement to provide, among other things, that ALTRAZEAL AG shall be granted exclusive rights to additional territories.

AGREEMENT

NOW, THEREFORE ULURU and ALTRAZEAL AG agree as follows:

1.
Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein have the meaning ascribed to them in the Original Agreement. The term “Agreement” means the Original Agreement as amended by this Amendment No. 1.

2.	Amendment of Territory. Exhibit F of the Original Agreement is hereby amended to include the additional territories on Exhibit F attached to this Amendment No. 1.

3.
No other Changes; Consolidated Agreement. All other terms and conditions of the Original Agreement are hereby confirmed and shall remain in full force and effect. In the event of any conflict with the provisions of this Amendment and any provisions of the Original Agreement, the provisions of this Amendment shall control. Upon the request of either Party, the Parties shall prepare an Amended and Restated License and Supply Agreement that incorporates the terms of this Amendment into the Original Agreement and eliminates all terms in the Original Agreement that have been rendered obsolete or unnecessary due to this Amendment.

4.
Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. Facsimile or PDF signatures of this Amendment shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written:

ALTRAZEAL AG		ULURU Inc.
By:	/s/ Helmut Kerschbaumer	By:	/s/ Kerry P. Gray
Name:	Helmut Kerschbaumer	Name:	Kerry P. Gray
Title:	Chief Executive Officer	Title:	President & Chief Executive Officer

EXHIBIT F

Additional Territories

Asia and Pacific
•	Excluding China, Hong Kong, Macau, Taiwan, South Korea and Japan
•	Excluding Australia and New Zealand

Albania
Bosnia
Croatia
Kosovo
Macedonia
Montenegro
Serbia